NEWS For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford New ‘Ford Pro’ Vehicle Services and Distribution Business Redefining Transportation Value for Commercial Customers • Separate within Ford and unique among automakers, Ford Pro will deliver new levels of productivity for business and government customers via work-ready products and services • Will leverage technology from the ground to the cloud to help improve uptime, total cost of ownership and performance of fleets with electrified or combustion vehicles • To be led by Ford Pro CEO Ted Cannis, who’s headed Ford’s North America commercial business and earlier was leader of Ford’s Team Edison electric-vehicle development group DEARBORN, Mich., May 26, 2021 – Ford, which already helps commercial customers “own work” with the world’s most popular pickup trucks and vans, now plans to redefine success for those customers with Ford Pro – a global vehicle services and distribution business that will increase uptime and reduce ownership costs, leading to higher productivity and performance. The new business – separate within Ford and the first of its kind among automakers – is a major outcome of the Ford+ plan for growth and value creation, which is based on building enduring, always-on customer relationships. “Ford Pro will redefine the market for commercial vehicles and services, where Ford is already the leader around the world,” said Ford CEO Jim Farley. “We’re creating a one-stop shop to help those customers increase uptime and productivity while reducing complexity and the total cost of ownership.” A foundational strength of Ford Pro is the industry’s most comprehensive and flexible range of F-Series and Ranger trucks, as well as Transit, the world’s best-selling cargo van – and seamless upfitting of all of them. Soon, Ford will start making high-volume electric vehicles, including the E-Transit later this year and the F-150 Lightning Pro in mid-2022, which Ford Pro will pair with commercially focused charging solutions. In addition to expected benefits for customers, Ford Pro’s ambitions for itself are significant. The company anticipates its growing capabilities and appeal to generate $45 billion in revenue from hardware and adjacent and new services by 2025 – up from $27 billion in 2019. In North America, Ford’s share of Class 1 through Class 7 full-size trucks and vans today exceeds 40%. In Europe, Ford has been the leading commercial vehicle brand for six consecutive years. Farley said Ford Pro will be led by Ted Cannis as CEO. Cannis will collaborate with Hans Schep, general manager of Commercial Vehicles for Ford of Europe, and other regional leaders. Cannis currently heads Ford’s North America CV business and previously was leader of the Team Edison electric-vehicle development group. Redefining, Unlocking Commercial Customer Value Ford Pro, which will implement new services in phases, is aimed squarely at helping commercial customers work better, with productive, durable and smart vehicles and connected services.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Ford today has trusted relationships with nearly 125,000 commercial and government fleet customers in North America and thousands more in Europe and elsewhere. Ford Pro is designed to even more rapidly and cost-effectively anticipate and address their needs and those of new customers. “We’re going to give commercial customers even more reasons to choose and rely on Ford,” said Cannis. “Our team understands that when customers win, we win, so we’re completely focused on unlocking tremendous value for them.” Ford Pro will integrate, digitize and simplify transportation with capabilities spanning: • Ford Pro Vehicles – including Ford’s broad lineup of combustion-engine and hybrid commercial vehicles and, soon, all-electric versions of the company’s industry-leading vans and full-size pickup trucks developed for commercial use • Ford Pro Charging – hardware and software solutions for public, depot and overnight home charging of EVs so they’re ready to work again the next day • Ford Pro Intelligence – digital services, with distinct features integrated in their vehicles that enable customers to better manage and maintain their fleets • Ford Pro Services Elite – expanding Ford’s strong network of CV centers by adding 120 dedicated, large-bay service hubs across the United States with extended hours and rapid turnaround, plus introducing 1,200 mobile service vehicles by 2025 to meet customers where they are, save them money and get them back in business, and • Ford Pro FinSimple – bundled financing for vehicles, services and EV charging. Some elements of Ford Pro commercial services have already been introduced and are now being expanded in Europe, among them the recently launched Ford Fleet Management and Ford Pro Liive. The latter is a connected uptime system expected to reduce downtime of customer fleets by up to 60%. Such enhanced services are generating higher levels of customer satisfaction and loyalty, and growth for Ford. Ford Pro will initially launch in North America and Europe. More information can be found at fordpro.com. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford trucks, utility vehicles, and cars – increasingly including electrified versions – and Lincoln luxury vehicles; provides financial services through Ford Motor Credit Company; and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected vehicle services. Ford employs approximately 186,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit corporate.ford.com.

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